UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 7, 2007, the Compensation Committee of the Board of Directors modified the Corporation’s existing cash bonus plan for senior executives and established a transition incentive plan for key employees. The Committee took these actions to maintain economic incentives for all affected officers and employees to achieve superior performance as the Corporation evolves from a manufacturer of engines to a provider of engines and end products.

The Compensation Committee modified the treatment of negative bonus bank balances for senior executives under the Corporation’s Economic Value Added Incentive Compensation Plan (the “Plan”). Article VIII of the Plan was amended to put a floor under negative bank balances and permit senior executives in some situations to receive immediately a portion of any bonus accrual that exceeds a target bonus. The floor on each senior executive’s bank balance is negative one times his or her current target bonus, and a senior executive will receive 50% of his or her extraordinary bonus accrual when the executive has a negative bonus bank balance and the negative balance is more than half of the executive’s extraordinary bonus accrual. These amendments reduce Mr. Shiely’s negative bonus bank balance by $457,084, Mr. Teske’s by $286,744, Mr. Brenn’s by $102,664, and Mr. Savage’s by $101,848.

The Compensation Committee also approved a Special Transition Incentive Program (the “STIP”) to supplement the Plan for fiscal years 2008, 2009 and 2010. The STIP permits a participant to earn a supplemental compensation award at the end of the fiscal year based on the achievement of specific performance goals that are established at the start of the year. A participant’s STIP award may not exceed his or her target bonus under the Plan or other EVA-based bonus plan, and the STIP award will be paid in equal dollar amounts of cash and restricted or deferred stock. The Committee selected 26 key employees to participate in the STIP for fiscal year 2008, including Messrs. Shiely, Teske, Brenn and Savage. The amount of the STIP award that Messrs. Shiely, Teske, Brenn or Savage is eligible to receive for fiscal year 2008 depends on his total salary for the fiscal year, which ends on June 29, 2008. If each executive’s salary for fiscal year 2008 would be the same as the salary he earned in fiscal year 2007, Mr. Shiely would be eligible for a STIP award not to exceed $937,500, Mr. Teske would be eligible for a STIP award not to exceed $375,336, and Messrs. Brenn and Savage would each be eligible for a STIP award not to exceed $219,002, with half of each award to be paid in cash and half in restricted or deferred stock.

The Plan and STIP are each authorized by the shareholder-approved Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: August 13, 2007	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer